UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2023

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 W Liberty Blvd #100

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2023, Galera Therapeutics, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Piper Sandler & Co. (the “Placement Agent”), and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers for the purchase and sale of an aggregate of 14,320,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase up to 14,320,000 shares of Common Stock, at an exercise price of $1.97 per share (the “Warrants”), pursuant to a registration statement on Form S-3 (File No. 333- 251061) that was filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2020 and became effective on December 9, 2020, and the prospectus contained therein, as supplemented by the prospectus supplement dated February 15, 2023 (the “Prospectus Supplement”) in a registered direct offering at an offering price of $2.095 for each share of Common Stock and accompanying Warrant (the “Offering”). The Warrants are immediately exercisable and will expire five years from the date of issuance. The Offering is expected to close on or about February 17, 2023, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the Offering are expected to be $30.0 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from this Offering to fund pre-commercialization activities related to avasopasem, advance the development of avasopasem and rucosopasem, and for working capital and other general corporate purposes.

Pursuant to the terms of the Purchase Agreement, the Company and its officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of the Company’s common stock during the 90-day period following the date of the Purchase Agreement used for the Offering.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations customary for transactions of this type. The provisions of the Placement Agency Agreement and the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The foregoing descriptions of each of the Placement Agency Agreement, the Purchase Agreement, and Form of Warrant attached thereto as an exhibit, are summaries of their material terms, do not purport to be complete, and are qualified in their entirety by reference to each of the Placement Agency Agreement, the Purchase Agreement and the Form of Warrant, copies of which are being filed as Exhibits 4.1, 10.1, and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of Latham & Watkins LLP relating to the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: the anticipated amount of net proceeds from the Offering and the intended use of such proceeds; and the Company’s belief that its cash and cash equivalents will fund its operations into the fourth quarter of 2023. These and other important factors discussed under the caption “Risk Factors” in Galera’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (SEC), Galera’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, and Galera’s other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this report. Any forward-looking statements speak only as of the date of this report and are based on information available to Galera as of the date of this report, and Galera assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Latham & Watkins LLP

10.1	Placement Agency Agreement dated February 15, 2023, by and between the Company and Piper Sandler & Co.

10.2	Form of Securities Purchase Agreement dated February 15, 2023 by and among the Company and the purchasers named therein

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: February 16, 2023	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.